Exhibit 32.1

CERTIFICATION OF THE

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICEER

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of NuRx Pharmaceuticals, Inc. (the “Company”) hereby certifies that, to his knowledge:

(i) The Annual Report on Form 10-KSB of the Company for the fiscal year ended September 30, 2007 (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 26, 2007	By:	/s/ Harin Padma-Nathan
Harin Padma-Nathan
President and Chief Executive Officer

Date: December 26, 2007	By:	/s/ Steven Gershick
Steven Gershick Chief Financial Officer (Principal Financial Officer)